UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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KIT digital, Inc.

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KIT digital, Inc.
26 West 17th Street, 2nd Floor
New York, New York 10011

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the “Meeting”) of KIT digital, Inc. (the “Company”) will be held at the offices of Greenberg Traurig Maher LLP, 200 Gray’s Inn Road, 7th Floor, London WC1X 8HF, United Kingdom, on October 21, 2011, at 10:00 a.m., local time, to consider and act upon the following:

1.	To elect nine directors to serve for one year;
2.	To amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock to 150,000,000 shares from 80,000,000 shares;
3.	To approve an amendment to the Company’s 2008 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder by 6,000,000 shares, to a new total of 9,500,000 shares;
4.	To approve the Company's amended and restated 2008 Incentive Stock Plan, which has been amended and restated in a manner intended to enable certain awards to be made under the Company's 2008 Incentive Stock Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 and to clarify certain provisions in the plan;
5.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2011; and
6.	To transact such other business as may properly come before the Meeting.

Stockholders owning Company shares at the close of business on September 6, 2011 are entitled to receive notice of and to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors,
/s/ Robin Smyth Robin Smyth Chief Financial Officer and Secretary

New York, New York
September 15, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 21, 2011.

THE PROXY STATEMENT AND 2010 ANNUAL REPORT ON
FORM 10-K, AS AMENDED, ARE AVAILABLE AT WWW.KITD.COM.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING AND IN ORDER TO
ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE
SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE
IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

KIT digital, Inc.
26 West 17th Street, 2nd Floor
New York, New York 10011

PROXY STATEMENT

2011 Annual Meeting of Stockholders
October 21, 2011

The Board of Directors of KIT digital, Inc. (the “Company”) is soliciting proxies for the 2011 Annual Meeting of Stockholders (the “Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. The Meeting will be held on
Friday, October 21, 2011. This Proxy Statement, proxy card and the 2010 Annual Report on Form 10-K, as amended, are being mailed to the stockholders on or about September 15, 2011.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s By-laws provide that the number of directors is to be fixed by action of the directors or of the stockholders. The Board of Directors has recommended for this Meeting that the number of directors be fixed at nine and has nominated nine persons for election as directors as noted below. Each director will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected by the stockholders. For information regarding the independence of the Company’s directors, see “Corporate Governance Matters” below.

Unless otherwise instructed, the persons named in the proxy will vote to fix the number of directors at nine and to elect the nine nominees named below as directors. Although the Board does not contemplate that any of the nominees will be unavailable to serve as a director, should any unexpected vacancies occur, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the Board. In no event will the proxy be voted for more than nine directors.

All of the nominees are currently directors. Set forth below is information about each nominee:

Name	Age	Position with Company	Director Since
Kaleil Isaza Tuzman	39	Chairman of the Board and Chief Executive Officer	2008
Gavin Campion	39	President and Director	2008
Robin Smyth	57	Chief Financial Officer and Director	2003
Christopher Williams	53	Executive Vice President, Product Development and Director	2010
Daniel W. Hart	37	Director	2008
Lars Kroijer	39	Director	2008
Joseph E. Mullin III	38	Director	2010
Santo Politi	46	Director	2011
Wayne Walker	52	Director	2008

Kaleil Isaza Tuzman was elected Chairman of the Board and has served as the Company’s Chief Executive Officer since January 2008. Mr. Isaza Tuzman has worked in the digital media industry since the late 1990s as an entrepreneur and a venture capitalist. From 2005 to 2007, he served as the President and Chief Operating Officer of JumpTV Inc., subsequently acquired by Neulion, Inc. (TSX: NLN), a leader in IP-based broadcasting of international television and sports. From 2002 to date, Mr. Isaza Tuzman has served as the Managing Partner of KIT Capital, Ltd., a software and digital media-focused restructuring and merchant banking firm which merged into Dubai-based merchant bank KCP Capital in 2008. From 2001 to 2002, he served as Chairman and Chief Executive Officer of KPE, Inc., a leading digital media services company. Prior to that, Mr. Isaza Tuzman worked at Goldman Sachs, in investment banking and equities risk arbitrage. He has been a member of the Council on Foreign Relations, and has acted as a U.S. trade representative. Mr. Isaza Tuzman graduated magna cum laude and holds an A.B. from Harvard University and holds graduate certificates in International Relations from El Colegio de México and in Latin American Studies from Harvard University.

As the Chairman, Chief Executive Officer and one of the Company’s largest stockholders (through entities controlled by him, including KIT Media Ltd. and KIT Capital, Ltd.), Mr. Isaza Tuzman leads the Board and guides the Company. Mr. Isaza Tuzman brings extensive IP video industry knowledge of the Company and a deep background in technology growth companies, emerging markets, mergers and acquisitions, and capital market activities. His service as Chairman and Chief Executive Officer creates a critical link between management and the Board.

Gavin Campion has served as the Company’s President since April 2008 and elected as a Director in November 2008. From January 2005 to March 2008, he served as managing director of Sputnik Agency Pty Ltd., an Australian-based interactive marketing agency. In 1999, Mr. Campion co-founded Reality Group Pty Ltd., a subsidiary of the Company, which had attracted blue-chip advertising customers. From 2004 to 2008, Mr. Campion served as Chief Executive Officer of Shoppers Advantage, a leading Australian e-commerce company, and as a director of Presidential Card, Australia’s largest discount loyalty program. Mr. Campion received his B.A. with honors in marketing from the University of Huddersfield in England.

Mr. Campion’s nearly 15 years of experience in digital media and growth companies, day-to-day operational leadership of the Company and in-depth knowledge of the Company’s products and services make him well qualified as a member of the Board.

Robin Smyth has served as a Director since December 2003 and has served as the Company’s Chief Financial Officer since December 2003, except for a five-month leave from April 27 to September 28, 2009. From 1998 to 2001, Mr. Smyth was a partner at Infinity International, a consulting and IT recruitment operation. From 1990 to 1998, he worked for Computer Consultants International. He is also on the board of directors of a number of wholly-owned subsidiaries of the Company. Mr. Smyth received his undergraduate degree in economics from Monash University in Australia.

Mr. Smyth demonstrates extensive knowledge of complex cross-border financial, accounting and operational issues highly relevant to the Company’s business. He also brings transactional expertise in mergers and acquisitions, equity offerings and bank financings.

Christopher Williams has served as a Director since May 2010 and has served as Executive Vice President, Product Development since June 2010. He has nearly 30 years of experience founding and managing technology companies. He was previously the Chief Technology Officer of Infinetics Technologies, Inc., a developer of a new generation of high performance network routers and services for the cloud computing and mobile network markets, which he co-founded in September 2009, and Free Flow Power Corporation, the largest developer of river hydrokinetic electric power projects in North America, which he co-founded in July 2007. Since November 2003, Mr. Williams has also been the managing director of Newforth Partners LLC, a provider of strategic consulting, M&A and private placement services to small and mid-sized high technology companies. Since July 2008, he has been a member of the board of directors of Asparity Decision Solutions, a provider of decision support and data solutions in healthcare and employee benefits. Mr. Williams previously served as the Chief Technology Officer to Reverbix, Inc., a supplier of voice community and messaging platforms, from May 2005 to July 2007. Mr. Williams received a B.S. degree in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

Mr. Williams provides decades of experience in leading and managing technology and product development operations in quickly evolving industries.

Daniel W. Hart has served as a Director since March 2008. Mr. Hart is currently the Executive Chairman of Nextivity, an ASIC-based wireless products company. Mr. Hart was the founder and managing director of River Road Ventures, a private equity and advisory firm, since February 2004. River Road Ventures merged into KCP Capital in 2008. Prior to founding River Road Ventures, Mr. Hart founded Fundamental Capital, an investment partnership which integrated operational management with early-stage venture capital. Mr. Hart’s entrepreneurial and investing background has focused on the digital media, wireless, semiconductor and enterprise software areas. Mr. Hart is a board member of KIT Media. Mr. Hart holds an A.B. degree in economics from Harvard University.

Mr. Hart’s over 15 years of day-to-day operational leadership of technology companies and his service as a board member and investor in many early-stage and growth companies make him well qualified as a member of the Board.

Lars Kroijer has served as a Director since February 2008. Mr. Kroijer is the founder of Holte Capital Ltd., a special situations hedge fund, and served as its Chief Executive Officer from 2002 to 2008. Mr. Kroijer is the author of “Money Mavericks,” published by Financial Times Press in 2010. From June 1999 to March 2002, Mr. Kroijer worked for HBK Investments focusing on special situations investing and event-driven arbitrage. Prior to that, Mr. Kroijer worked for SC Fundamental, a value-focused hedge fund, and for Lazard Frères, a boutique investment banking firm. Mr. Kroijer currently sits on the board of directors of OVS Capital, Merian Capital and Shipserv Inc. Mr. Kroijer graduated magna cum laude and holds an A.B. degree from Harvard University and an M.B.A. from Harvard Business School.

Mr. Kroijer has extensive knowledge of capital markets and risk analysis in particular, making his input invaluable to the Board’s discussions of the Company’s capital market activities, cash management and risk mitigation.

Joseph E. Mullin III has served as a Director since August 2010 and is Chairman of the Audit Committee. Mr. Mullin is currently the Chief Executive Officer of General Word Development LLC, a children’s media business, which he joined in April 2011. He was previously a Portfolio Manager for Millennium Global Investments Ltd., an independent, privately-owned investment management firm, where he held several positions between October 2007 and November 2010. He was an independent consultant between December 2010 and March 2011. Mr. Mullin was a Research Analyst at WL Ross & Co. LLC (now part of Invesco Ltd.), an asset management firm, from April 2001 to October 2007. Mr. Mullin worked in Brazil on a private investment portfolio from 1998 to 2001. Mr. Mullin began his career as a Financial Analyst in the Corporate Finance Department at Goldman Sachs. Mr. Mullin holds an A.B. degree from Harvard College.

Mr. Mullin’s experience in private equity investing, operational and financial restructuring, and the emerging markets (with a focus on Latin America) makes him well qualified to be a member of the board.

Santo Politi has served as a Director since January 2011. He is a co-founder and General Partner of Spark Capital, a media, entertainment and technology focused venture fund, as well as a General Partner of several of its venture investment partnerships. Since its founding in 2005, Mr. Politi has been involved in leading Spark Capital’s investments in more than 50 private technology companies including companies in the internet video field. From December 2005 to January 2011, Mr. Politi served as a director of KickApps Corporation, which was recently acquired by the Company. Prior to founding Spark Capital, Mr. Politi was a Partner at Charles River Ventures, a venture capital fund, from 2001 to 2004, the President of New Media for Blockbuster Entertainment from 1999 to 2000, and co-founder of BT Venture Partners, an early-stage venture capital firm affiliated with Bankers Trust, from 1997 to 1999. Mr. Politi has also previously held various engineering and management positions with the Video Systems Division of Matsushita Electric Industrial from 1993 to 1997, Panasonic Broadcast and Televisions Systems Company from 1990 to 1993 and Western Instruments, a subsidiary of Schlumberger Industries, from 1989 to 1990. Mr. Politi was the recipient of an Emmy® Excellence in Technology Award. He has also been named multiple times to the Forbes Midas List, which ranks top venture capitalists who have created the most wealth for their investors. Mr. Politi received an M.B.A. in finance from the Wharton School of the University of Pennsylvania.

Mr. Politi’s in-depth knowledge of the IP video market and the broad range of companies in the industry makes him well qualified as a member of the Board. He also brings transactional expertise in mergers and acquisitions and capital markets.

Wayne Walker has served as a Director since January 2008 and is Chairman of the Compensation Committee and the Nominations and Corporate Governance Committee of the Board. Mr. Walker has served as the managing partner of Walker Nell Partners, Inc. since 2004. He has more than 20 years of experience in corporate law and corporate restructuring. Prior to establishing Walker Nell, he served as the Principal of Parente Randolph, LLC, an accounting and consulting firm, from July 2001 to February 2004. He served as Senior Counsel of DuPont Company from 1984 to 1998 and as Chairman of Habitat for Humanity International from 1995 to 1998. He holds a B.A. from Loyola University New Orleans and a J.D. from

Catholic University of America. He also studied finance for non-financial managers at the University of Chicago’s Graduate School of Business.

Mr. Walker is well qualified to serve as a director of the Company due to his substantial knowledge and more than 20 years of working experience in corporate controls and governance, restructuring and corporate litigation.

The Board of Directors recommends that stockholders vote FOR electing the nine nominees listed above.

Board of Directors

The Board of Directors of the Company held six meetings during 2010. Each director then serving attended 75% or more of the aggregate of: (1) the total number of Board meetings, and (2) the total number of meetings of the committee(s) of which he is a member, if any. The Company does not have a written policy on board attendance at annual meetings of stockholders; however, the Company does schedule a Board meeting immediately after the annual meeting for which directors attending receive compensation. The table below describes the Board’s committees during 2010.

Committee Name	Members	Number of Meetings in 2010	Principal Functions
Audit Committee	J. Mullin (Chairman since Aug. 2010) S. Politi (since Mar. 2011) W. Walker S. Felsher (through Aug. 2010) L. Kroijer (through Feb. 2011) K. El-Tayara (through Jan. 2011)	8	• Recommending to the board of directors the engagement or discharge of the Company’s independent public accountants, including pre-approving all audit and non-audit related services;

•

The appointment, compensation, retention and oversight of the work of the independent auditor engaged by the Company to prepare or issue an audit report or perform other audit review or attest services;

•

Establishing procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

			• Approving the scope of the financial audit;
			• Requiring the rotation of the lead audit partner;
			• Consulting regarding the completeness of the Company’s financial statements;
			• Reviewing changes in accounting principles;
			• Reviewing the audit plan and results of the auditing engagement with the Company’s independent auditors and with the Company’s officers;
			• Reviewing with the Company’s officers, the scope and nature and adequacy of the internal accounting and other internal controls over financial reporting and disclosure controls and procedures;
			• Reviewing the adequacy of the Audit Committee Charter at least annually;

Committee Name	Members	Number of Meetings in 2010	Principal Functions
			• Meeting with the Company’s internal auditor on a regular basis;
			• Performing an internal evaluation of the Audit Committee on an annual basis; and
			• Reporting to the board of directors on the Audit Committee’s activities, conclusions and recommendations.
Compensation Committee	W. Walker (Chairman since Nov. 2010) L. Kroijer (Chairman through Nov. 2010) J. Mullin (since Aug. 2010) S. Felsher (through Aug. 2010)	6	• Approving and evaluating the compensation of directors and executive officers.
			• Establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to stockholders.
			• Establishing policies to hire and retain senior executives, with the objectives of aligning the compensation of senior management with the Company’s business and the interests of stockholders.
			• Together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;
			• Periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the board for changes;

•

Assisting management in evaluating each executive officer’s performance in light of corporate goals and objectives, and recommending to the board (for approval by the independent directors) the executive officers’ compensation levels based on this evaluation;

•

Overseeing the Company’s incentive stock plan or other stock-based plans with respect to executive officers and employee board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934;

			• Reviewing the overall performance of the Company’s employee benefit plans and making recommendations to the board regarding incentive-compensation plans and equity-based plans;

•

Together with the Nominations and Corporate Governance Committee, reviewing and making recommendations to the independent directors of the board regarding the form and amount of director compensation;

Committee Name	Members	Number of Meetings in 2010	Principal Functions
			• Ensuring that the Company’s compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on the Company by the board; and
			• Producing an annual report on executive compensation for inclusion in the proxy statement.
Nominations and Corporate Governance	W. Walker (Chairman) L. Kroijer J. Mullin (since Aug. 2010) S. Felsher (through Aug. 2010) K. El-Tayara (through Jan. 2011)	6	• Identifying individuals qualified to become board members and recommending that the board select a group of director nominees for each next annual meeting of stockholders.
			• Ensuring that the Audit, Compensation and Nominations and Corporate Governance Committees of the board have the benefit of qualified and experienced “independent” directors.

•

Developing and recommending to the board a set of effective corporate governance policies and procedures, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the board any changes deemed appropriate.

			• Periodically reviewing the charters of all board committees and recommending to the committees and board any changes deemed appropriate;
			• Developing policies on the size and composition of the board;
			• Conducting annual evaluations of the performance of the board, committees of the board and individual directors;
			• Reviewing conflicts of interest and the independence status of directors;
			• Together with the Compensation Committee, reviewing and making recommendations to the independent directors of the board regarding the form and amount of director compensation;
			• Reviewing the structure of the Company’s senior staffing and management succession plans with the Chief Executive Officer;
			• Together with the Compensation Committee, developing criteria to assist the board’s assessment of the Chief Executive Officer’s leadership of the Company; and
			• Generally advising the board (as a whole) on corporate governance matters.

Committee Name	Members	Number of Meetings in 2010	Principal Functions
Technology and Product Development	C. Williams (Chairman) G. Campion D. Hart	2	• Monitoring and reviewing the Company’s product technology strategy;
			• Monitoring and reviewing the Company’s major product development-related expenditures and initiatives in support of evolving global business needs; and

•

Areas of review include, but are not limited to: significant new product lines or technology investments, the technology component of mergers and acquisitions, the on-going market relevance of the Company’s technology platform, response to external technology based threats and opportunities, the competitiveness of the Company’s technology platform and related products, and the mitigation of any risks in the above areas.

Mergers and Acquisitions	D. Hart (Chairman) L. Kroijer J. Mullin S. Politi	0	• Reviewing and assessing potential mergers, acquisitions, strategic investments, divestures and joint ventures.

Director Independence

The Board of Directors has determined that Messrs. Hart, Kroijer, Mullin, Politi and Walker are “independent,” as independence is defined in the listing standards for the Nasdaq Stock Market. Accordingly, five of the nine directors are independent. Although Mr. Hart is a board member of KIT Media, one of the Company’s largest stockholders, he is neither a controlling shareholder nor employee of KIT Media, and is not disqualified under Nasdaq’s independence standards from being considered an independent director.

Board Leadership Structure

Kaleil Isaza Tuzman has been the Company’s Chairman of the Board and Chief Executive Officer since December 2007 when Mr. Isaza Tuzman, through entities controlled by him, made a significant investment in the Company and assumed management control of the Company. The Company believes that having one person, particularly Mr. Isaza Tuzman with his deep industry and executive management experience, his extensive knowledge of the operations of the Company and his own history of innovation and strategic thinking, serve as both Chief Executive Officer and Chairman is the best leadership structure for the Company because it demonstrates to employees, customers and stockholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing the Company’s operations. This unity of leadership promotes strategy development and execution, timely decision-making and effective management of Company resources. The Company believes that it has been well served by this structure.

As described above, five of the Company’s nine directors are independent. In addition, all of the directors on each of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are independent directors and each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. The Company does not have a lead independent director, but, as required by Nasdaq, the Company’s independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of the independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Company’s Chairman and Chief Executive Officer and Messrs. Campion, Smyth and Williams bring company-specific experience and expertise.

Risk Oversight

While the Board of Directors is responsible for overseeing the Company’s risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that the Company is facing and how those risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the chair of the Audit Committee. In addition, the Chairman and Chief Executive Officer’s extensive knowledge of the Company uniquely qualifies him to lead the Board in assessing risks. The Board of Directors believes that the work undertaken by the Audit Committee, the full Board and the Chairman and Chief Executive Officer, enables the Board to effectively oversee the Company’s risk management function.

Audit Committee

The Audit Committee is comprised of three non-employee directors, each of whom is independent as defined under Nasdaq’s listing standards. The board of directors has determined that each committee member qualifies as an “audit committee financial expert.” The Audit Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee was established in 2008. In 2007 and until the formation of the Audit Committee in 2008, the entire board of directors performed the functions of the Audit Committee.

Compensation Committee

The Compensation Committee is comprised of three non-employee directors, each of whom is independent as defined under Nasdaq’s listing standards. The Compensation Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the Board from time to time. The Compensation Committee was established in 2008. In 2007 and until the formation of the Compensation Committee in 2008, the entire board of directors performed the functions of the Compensation Committee.

In general, the Compensation Committee formulates and recommends compensation policies for board approval, oversees and implements these board-approved policies, and keeps the board apprised of its activities on a regular basis. In addition, the Compensation Committee, together with the Nominations and Corporate Governance Committee, develops criteria to assist the Board’s assessment of the Chief Executive Officer’s leadership of the Company.

Nominations and Corporate Governance Committee

The Nominations and Corporate Governance Committee is comprised of three non-employee directors, each of whom is independent as defined under Nasdaq’s listing standards. The Nominations and Corporate Governance Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the Board from time to time. The Nominations and Corporate Governance Committee was established in 2008. In 2007 and until the formation of the Nominations and Corporate Governance Committee in 2008, the entire board of directors performed the functions of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee will consider candidates for director recommended by stockholders of the Company. The procedures for submitting stockholder recommendations are explained below under “Stockholder Proposals” beginning on page 33.

The Nominations and Corporate Governance Committee is responsible for the Company’s qualification and nomination of potential Board members. Pursuant to the committee’s charter, the Nominations and Corporate Governance Committee reviews the qualities and skills of prospective members of the Board of Directors and generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, as determined by the independent directors in their discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Potential Board members should not have commitments that would conflict with the time commitments of a director of the Company.

While the Company does not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

Technology and Product Development Committee

In July 2010, the Board established a Technology and Product Development Committee. The principal functions of this committee are to monitor and review the Company’s product technology strategy and major product development-related expenditures and initiatives in support of its evolving global business needs. The committee may include management directors and individuals who are not directors.

Mergers and Acquisitions Committee

In August 2010, the Board established a Mergers and Acquisitions Committee. The principal functions of this committee are to review and assess, and assist the Board in reviewing and assessing, potential mergers, acquisitions, strategic investments, divestitures and joint ventures. The committee may include management directors and individuals who are not directors.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:	KIT digital, Inc. 26 West 17th Street, 2nd Floor New York, New York 10011 Attn: Chairman of the Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a stockholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written or oral representations that no other reports were required, the Company believes that during 2010, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

OWNERSHIP OF SECURITIES

The following table below shows how the Company’s common stock is beneficially owned by the Company’s directors and the executive officers named in the Summary Compensation Table under “Compensation of Officers and Directors” and by owners of more than 5% of the Company’s outstanding common stock as of September 6, 2011, the record date for the Meeting. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees or warrant holders. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them. Each person or entity, except KIT Media Ltd., KIT Capital, Ltd., FMR LLC and Wellington Management Company, LLP, maintains a mailing address c/o KIT digital, Inc., 26 West 17th Street, 2nd Floor, New York, New York 10011.

Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)
KIT Media Ltd. Mill Mall, Suite 6 Wickhams Cay 1 P.O. Box 3085 Road Town, Tortola British Virgin Islands	2,720,432	(2)	6.4%
KIT Capital, Ltd. P.O. Box 112888 Dubai, United Arab Emirates	346,296	(3)	*
Kaleil Isaza Tuzman, sum of above	3,066,728	(2)(3)	7.2%
Gavin Campion	151,717	(4)	*
Robin Smyth	115,743	(5)	*
Christopher Williams	43,737	(6)	*
Daniel W. Hart	75,929	(7)	*
Lars Kroijer	88,819	(8)	*
Joseph E. Mullin III	33,464	(9)	*
Santo Politi	977,878	(10)	2.3%
Wayne Walker	85,940	(11)	*
FMR LLC 82 Devonshire Street Boston, MA 02169	5,268,770	(12)	12.4%
Wellington Management Company, LLP 208 Congress Street Boston, MA 02210	4,403,547	(13)	10.4%
All directors and executive officers as a group (9 persons)	4,639,954		10.9%

*	Less than 1% of the outstanding common stock.
(1)	Applicable percentage ownership is based on 42,476,204 shares of common stock outstanding as of September 6, 2011.
(2)	Kaleil Isaza Tuzman, the Company’s Chairman and Chief Executive Officer, holds a controlling interest in KIT Media and holds the voting and dispositive power of the shares directly held by KIT Media. For purposes of voting, on an actual basis, KIT Media owns 6.4% of the outstanding shares. For purposes of voting, on an actual basis, Mr. Isaza Tuzman owns 6.7% of the outstanding shares.

(3)	Represents (a) 127,858 shares of common stock, (b) 76,250 shares of common stock issuable upon the exercise of stock options granted under the 2004 Stock Option Plan, (c) 90,730 shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan and (d) 51,458 shares of common stock issuable under RSUs under the 2008 Incentive Plan. Mr. Isaza Tuzman holds a controlling interest in KIT Capital and holds the voting and dispositive power of the shares directly held by KIT Capital. For purposes of voting, on an actual basis, KIT Capital owns 0.3% of the outstanding shares. For purposes of voting, on an actual basis, Mr. Isaza Tuzman owns 6.7% of the outstanding shares.
(4)	Represents (a) 12,719 shares of common stock, (b) 106,808 shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan and (c) 32,910 shares of common stock issuable under RSUs under the 2008 Incentive Plan. For purposes of voting, on an actual basis, Mr. Campion owns less than 1% of the outstanding shares.
(5)	Represents (a) 5,441 shares of common stock, (b) 54,891 shares of common stock issuable upon exercise of stock options granted under the 2008 Incentive Plan, (c) 34,286 shares of common stock issuable upon exercise of warrants and have an expiration date of March 30, 2012 and (d) 21,125 shares of common stock issuable under RSUs under the 2008 Incentive Plan. For purposes of voting, on an actual basis, Mr. Smyth owns less than 1% of the outstanding shares.
(6)	Represents shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan. For purposes of voting, on an actual basis, Mr. Williams owns no outstanding shares.
(7)	Represents shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan, which are currently exercisable. For purposes of voting, on an actual basis, Mr. Hart owns no outstanding shares.
(8)	Represents (a) 6,143 shares of common stock and (b) 82,676 shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan. For purposes of voting, on an actual basis, Mr. Kroijer owns less than 1% of the outstanding shares.
(9)	Represents shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan. For purposes of voting, on an actual basis, Mr. Mullin owns no outstanding shares.
(10)	Represents shares of common stock. Santo Politi is a managing member of Spark Management Partners, LLC, the general partner of Spark Capital, LP, Spark Capital Founders’ Fund, LP and Spark Member Fund, LP, the direct holders of the stock. Voting and investment power over the Issuer’s stock is shared by managing members of Spark Management Partners, LLC. For purposes of voting, on an actual basis, Mr. Politi indirectly owns 2.3% of the outstanding shares.
(11)	Represents (a) 1,118 shares of common stock and (b) 84,822 shares of common stock issuable upon the exercise of stock options granted under the 2008 Incentive Plan. For purposes of voting, on an actual basis, Mr. Walker owns less than 1% of the outstanding shares.
(12)	As reported in a Schedule 13G filed with the SEC on February 14, 2011. For purposes of voting, on an actual basis, FMR LLC beneficially owns 12.4% of the outstanding shares.
(13)	As reported in a Schedule 13G filed with the SEC on April 11, 2011. Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own such shares of common stock which are held of record by clients of Wellington Management Company, LLP. None of these clients owns more than 5% of the outstanding shares of common stock. For purposes of voting, on an actual basis, Wellington Management Company, LLP owns 10.4% of the outstanding shares.

EXECUTIVE OFFICERS

The following table provides information on the executive officers of the Company. All the executive officers have been elected to serve until the Board meeting following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Kaleil Isaza Tuzman	39	Chairman of the Board and Chief Executive Officer
Gavin Campion	39	President
Robin Smyth	57	Chief Financial Officer

Kaleil Isaza Tuzman was elected Chairman of the Board and has served as the Company’s Chief Executive Officer since January 2008. His business experience is summarized on page 1 and his employment agreement is summarized on pages 14 – 15.

Gavin Campion has served as the Company’s President since April 2008. His business experience is summarized on page 2 and his employment agreement is summarized on pages 14 – 15.

Robin Smyth has served as the Company’s Chief Financial Officer since December 2003, except for a five-month leave from April 27 to September 28, 2009. His business experience is summarized on page 2 and his employment agreement is summarized on pages 14 – 15.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the Executive Management Agreement described under “Compensation of Officers and Directors — Employment and Management Contracts, Termination of Employment and Change-in-Control Arrangements” and as described below, there are no transactions requiring disclosure between the Company and related persons, promoters or control persons.

Each of the directors Gavin Campion, Daniel W. Hart, Lars Kroijer and Joseph E. Mullin III is a minority investor in KIT Media, one of the Company’s largest stockholders controlled by Kaleil Isaza Tuzman, the Chairman and Chief Executive Officer of the Company. Mr. Hart is also a board member of KIT Media.

In May 2008, KIT Media purchased an aggregate of 1,008,572 shares of the Company’s common stock and warrants to purchase an additional 1,008,572 shares of common stock for a total of $7,060,000, in a private offering. Over a period of 60 days between June 2009 and August 2009, KIT Media made $3,350,000 available to the Company through an interim convertible promissory note bearing interest at 8% per annum and convertible into the next common stock offering under terms identical with other investors in the offering. The KIT Media note was converted into common stock in the Company’s August 2009 public offering under terms identical with other investors in the offering. Together with its additional cash investment of $654,000, KIT Media purchased a total of 572,000 shares of common stock in the Company’s August 2009 public offering. In a subsequent public offering completed in March 2010, KIT Media invested another $1,750,000, purchasing 179,856 shares of common stock. In a public offering in April 2010, KIT Capital invested $1,300,000, purchasing 100,000 shares of common stock. In each case, KIT Media and KIT Capital purchased shares at the same price and on the same terms as the other investors in the offerings.

On March 7, 2010, the Company’s board of directors approved the repurchase of certain outstanding warrants with exercise prices below the then-current market price from certain warrant holders (who had acquired the warrants in May 2008 private placement financings), including KIT Media and Wellington Management Company (“Wellington”), an entity with greater than a 10% holding in the Company’s outstanding common stock at the time of the transaction. KIT Media and Wellington were at the time considered related parties of the Company. The terms of the warrant repurchase were identical for KIT Media and Wellington, and the negotiation of such terms was led by Wellington. The Company offered to purchase and cancel these warrants at 133% of the intrinsic value of the warrants (but because intrinsic value was based on a 20-day trailing volume weighted average price of the underlying common stock at the time, the ultimate purchase price of the warrants ended up being below the actual intrinsic value at the date of purchase). These warrants with anti-dilution provisions totaling 3,030,747 shares were cancelled effective on March 31, 2010. Total payments for the settlement of these warrants was $22,232,000 and a loss of $1,665,000 was recorded in the derivative expense in the statement of operations. These warrants were included in the warrant buyback liability as at March 31, 2010 and were paid after such date. The Company also repurchased and cancelled another 403,577 warrants with anti-dilution provisions during the year ended December 31, 2010, at varying prices, from parties other than KIT Media and Wellington, for $1,342,000.

In April 2010, the Company repurchased and cancelled a warrant to purchase 47,143 shares from Robin Smyth, the Company’s Chief Financial Officer. The terms of the warrant repurchase were identical to Wellington and KIT Media, the negotiation of which terms was led by Wellington, as described above.

COMPENSATION OF OFFICERS AND DIRECTORS

The following table describes the compensation awarded to the Chief Executive Officer and the Company’s two most highly compensated executive officers (other than the CEO) who were serving as executive officers on December 31, 2010 (the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(4)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kaleil Isaza Tuzman(1) (amounts paid to KIT Capital, a company controlled by Mr. Isaza Tuzman) Chairman and Chief Executive Officer	2010	253,492	1,637,800	1,557,750	150,000	—	—	3,599,042
	2009	277,789	—	—	—	—	—	277,789

Gavin Campion(2) President and Director	2010	200,000	1,047,433	1,004,400	150,000	—	—	2,401,833
	2009	200,000	—	—	—	—	—	200,000
Robin Smyth(3) Chief Financial Officer and Director	2010	200,000	672,360	641,700	150,000	—	—	1,664,060
	2009	148,250	—	—	—	—	—	148,250

(1)	Kaleil Isaza Tuzman serves as the Company’s Chairman and Chief Executive Officer and was appointed to these positions on January 9, 2008. The total amount paid to KIT Capital (the entity that provides his services and those of two other staff members) in 2010 and 2009 was $418,750 and $477,750 respectively, of which $253,492 and $277,789, respectively, was paid to Mr. Isaza Tuzman, and the remainder was paid to other KIT Capital personnel dedicated full-time to the Company. These amounts include employer taxes, healthcare costs and other benefits. It also includes KIT Capital corporate fees, including legal, accounting, insurance, data hosting and parking related to the Company. The Option Awards and Stock Awards compensation listed for 2010 represent the estimated total compensation related to an executive compensation program which was instituted during 2010, and is subject to performance and time-based vesting thresholds over a period of several years.
(2)	Mr. Campion serves as the Company’s President and a director. Mr. Campion was appointed President in April 2008 and was appointed as a director in November 2008. The compensation listed is only for Mr. Campion’s services as an executive officer, upon his appointment as President and not for his prior service. The Option Awards and Stock Awards compensation listed for 2010 represent the estimated total compensation related to an executive compensation program which was instituted during 2010, and is subject to performance and time-based vesting thresholds over a period of several years.
(3)	Mr. Smyth served as the Company’s Chief Financial Officer through April 2009 and, after a five-month leave, rejoined the Company in September 2009. The Option Awards and Stock Awards compensation listed for 2010 represent the estimated total compensation related to an executive compensation program which was instituted during 2010, and is subject to performance and time-based vesting thresholds over a period of several years.

(4)	Amounts reflect the aggregate grant-date fair value in accordance with FASB ASC Topic 718 for equity awards granted to the Named Executive Officers during the applicable year, even if such equity awards are actually earned over a period of several years. The assumptions used in calculating these amounts are discussed in Note 14 of the Notes to Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s 2010 Annual Report on Form 10-K, as amended.
(5)	Includes both time-based restricted stock units (“RSUs”) and performance and time-based RSUs. The time-based RSUs vest in 48 equal monthly installments based on continued employment. The performance and time-based RSUs vest in 48 equal monthly installments based on continued employment and the Company’s common stock 20-day volume weighted average stock price exceeds the grant date closing price by 115% for 50% of the grant and by 130% for 50% of the grant. Both of these performance targets were met before the end of October 2010.
(6)	Includes a $150,000 cash bonus for each executive officer awarded by the Board’s Compensation Committee for achieving particular operational and strategic milestones in 2010, which was paid in 2011.

Employment and Management Contracts, Termination of Employment and Change-in-Control Arrangements

KIT Capital Executive Management Agreement.  During 2010 and 2009, the managerial services of Kaleil Isaza Tuzman, the Company’s Chairman and Chief Executive Officer, and two non-executive personnel, were provided through KIT Capital, which is beneficially controlled by Mr. Isaza Tuzman. For these services, the Company paid KIT Capital aggregate fees of $418,750 in 2010 and $477,750 in 2009 for these three individuals, of which $286,438 in 2010 and $277,789 in 2009 were paid to Mr. Isaza Tuzman and the remainder to other KIT Capital personnel dedicated full-time to the Company, as well as for employer taxes, healthcare costs, corporate fees and other expenses related to KIT Capital’s work with the Company.

Under the Executive Management Agreement with KIT Capital, dated as of December 18, 2007, the services of Mr. Isaza Tuzman and two non-executive personnel have been provided to the Company and its subsidiaries at an initial monthly rate of $50,800, with an incentive bonus equal to the greater of (i) the preceding 12 months’ base compensation or (ii) the previous month’s monthly installment of base compensation multiplied by 12 if the Company achieves two consecutive quarters of profitability or total monthly revenue equals or exceeds $6.0 million. Except for the Company’s continuing obligation to make certain deferred payments, the Executive Management Agreement expired in 2011.

2011 Executive Employment Agreements.  Effective August 31, 2011, Kaleil Isaza Tuzman, Gavin Campion and Robin Smyth entered into employment agreements with the Company, superseding their prior employment agreements with the Company or, in the case of Mr. Isaza Tuzman, the Executive Management Agreement that is described above. Pursuant to these employment agreements, Mr. Isaza Tuzman, Campion and Smyth have agreed to continue to devote all of their professional time and attention to the Company as its Chairman and Chief Executive Officer, its President and its Chief Financial Officer, respectively. Mr. Isaza Tuzman will continue to report to the Company’s board of directors, Mr. Campion will report to Mr. Isaza Tuzman, and Mr. Smyth will report to Mr. Campion.

The employment agreements provide that Messrs. Isaza Tuzman, Campion and Smyth will receive a base salary at an annual rate of $315,000, $290,000 and $254,000 (inclusive of transportation and housing allowance), respectively, for services rendered in such positions. In addition, each executive may be entitled to receive, at the sole discretion of the Company’s board of directors or compensation committee, annual performance bonuses based on achieving targeted corporate objectives for such year in accordance with the year’s operating or incentive plan. Each of Messrs. Isaza Tuzman, Campion and Smyth are also entitled to participate in the Company’s recently-adopted performance-contingent restricted stock unit program (see “Performance-Contingent Restricted Stock Unit Program” below) and, concurrently with entering into the employment agreements, they received 636,000, 306,000 and 306,000 performance-contingent restricted stock units, respectively.

The employment agreements also provide for termination by the Company if the executive (i) violates various provisions of local labor laws involving commission of a crime and drunkenness or drug use during working hours, (ii) breaches the non-competition or non-disclosure covenants contained in his employment agreement, (iii) engages in fraud, dishonesty or other material misconduct in the performance of his duties or (iv) fails to perform any material provision of his agreement (after a reasonable opportunity to cure any such failure). The Company has the right to dismiss the executive immediately without notice and without any benefits upon the occurrence of these events.

The employment agreements with Messrs. Isaza Tuzman, Campion and Smyth extend for indeterminate terms, but Messrs. Campion’s and Smyth’s employment agreements may be terminated by the Company with 180 days’ prior written notice or by the executive with 90 days’ prior written notice. Mr. Isaza Tuzman’s employment agreement provides that upon termination of his agreement or after the expiration date for any reason, except cause, the Company is required to pay him, in addition to any other payments due, a cash severance payment equal to the greater of (i) the total amount paid to him during the preceding 12 months, including base compensation and all bonuses, or (ii) the previous month’s installment of base compensation multiplied by 12.

The employment agreements with Messrs. Isaza Tuzman, Campion and Smyth do not have any change of control provisions, other than those contained in the performance-contingent restricted stock units and other equity awards.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with the Company’s business during the terms of such employment agreements and one year thereafter, (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time and (c) confirming that all intellectual property developed by the executive and relating to the Company’s business constitutes its sole and exclusive property.

2004 Stock Option Plan

In April 2004, the Company’s board of directors adopted a stock option plan (the “2004 Option Plan”). Pursuant to this plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase an aggregate of 28,572 shares of common stock may be issued, as adjusted. The plan may be administered by the board of directors or by a committee to which administration of the plan, or part of the plan, may be delegated by the board of directors. Options granted under this plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the plan vest in such increments as is determined by the board of directors or designated committee. To the extent that options are vested, they must be exercised within a maximum of three months of the end of the optionee’s status as an employee, director or consultant, or within a maximum of 12 months after such optionee’s termination or by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the plan will be determined by the board of directors or designated committee. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

In November 2006, the Company’s board of directors increased the number of shares which may be issued under the 2004 Option Plan to an aggregate of 228,572 shares of common stock. The number of shares reserved under the 2004 Option Plan was subsequently increased to 342,858 shares effective April 3, 2007.

To date, the Company has 80,000 options outstanding under the 2004 Option Plan, of which 60,000 options were issued to KIT Capital pursuant to the terms of the Executive Management Agreement, dated as of December 18, 2007. As of December 31, 2010, the following options have been granted under the 2004 Option Plan:

Options Issued under 2004 Option Plan

Optionee	Quantity	Exercise Price ($)	Date Granted	Vest Date	Expiration Date
KIT Capital, Ltd.	60,000	6.11	January 9, 2008	Over 36 months	January 9, 2013
KIT Capital, Ltd.	20,000	9.80	June 21, 2008	Over 48 months	June 21, 2013

2008 Incentive Stock Plan

In March 2008, the Company’s board of directors adopted the KIT digital, Inc. 2008 Incentive Stock Plan (the “2008 Incentive Plan”), and initially reserved 400,000 shares of common stock for issuance. The Company’s board of directors voted unanimously to adopt an amendment to the 2008 Incentive Plan later that year, providing for an additional 457,143 shares of common stock available for future grants under the 2008 Incentive Plan. The holders of a majority of outstanding shares of common stock approved the amendment to the 2008 Incentive Plan at the stockholders meeting held on November 6, 2008. In November 2009, the Company’s board of directors voted unanimously to increase the number of shares which may be issued under the 2008 Incentive Plan by an aggregate of 2,642,857 shares to a new total of 3,500,000 shares of common stock, which was ratified by stockholders at the annual stockholders meeting in September 2010. In December 2010, the Company’s board of directors voted unanimously to increase the number of shares which may be issued under the 2008 Incentive Plan by 1,500,000 to an aggregate of 5,000,000 shares of common stock, subject to ratification by stockholders. Subsequently, as a result of acquisition activity, the Company’s board of directors authorized at its meetings on March 5, 2011 and August 5, 2011 to increase the number of shares which may be issued under the 2008 Incentive Plan to a new total of 9,500,000 shares, subject to ratification by stockholders at this Meeting. For additional information about the 2008 Incentive Plan, see “Proposals Nos. 3 and 4 — Amendments to 2008 Incentive Stock Plan.”

Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2010 under the 2008 Incentive Plan:

		Options			Stock Awards
Name/Award	Grant Date	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights (#)	Grant Date Fair Value of Stock and Options Awards ($)(1)
Kaleil Isaza Tuzman
Stock options(2)	8/30/2010	335,000	8.62	8/30/2015	—	1,557,750
Time-based RSUs(3)	8/30/2010	—	—	—	94,000	810,280
Performance and time-based RSUs(4)	8/30/2010	—	—	—	96,000	827,520
Gavin Campion
Stock options(2)	8/30/2010	216,000	8.62	8/30/2015	—	1,004,400
Time-based RSUs(3)	8/30/2010	—	—	—	73,512	633,673
Performance and time-based RSUs(4)	8/30/2010	—	—	—	48,000	413,760
Robin Smyth
Stock options(2)	8/30/2010	138,000	8.62	8/30/2015	—	641,700
Time-based RSUs(3)	8/30/2010	—	—	—	50,000	431,000
Performance and time-based RSUs(4)	8/30/2010	—	—	—	28,000	241,360

(1)	Amounts reflect the aggregate grant-date fair value in accordance with FASB ASC Topic 718 for equity awards granted to the Named Executive Officers during the applicable year. The assumptions used in calculating these amounts are discussed in Note 14 of the Notes to Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s 2010 Annual Report on Form 10-K, as amended.
(2)	Consists of stock options that vest in 48 equal monthly installments based on continued employment.
(3)	Consists of time-based RSUs that vest in 48 equal monthly installments based on continued employment.

(4)	Consists of performance and time-based RSUs that vest in 48 equal monthly installments based on continued employment and the Company’s common stock 20-day volume weighted average stock price exceeds the grant date closing price by 115% for 50% of the grant and by 130% for 50% of the grant. Both of these performance targets were met before the end of October 2010.

Outstanding Equity Awards at December 31, 2010

The following table sets forth information with respect to outstanding equity incentive awards held by the Named Executive Officers as of December 31, 2010:

	Options				Stock Awards
Name/Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Kaleil Isaza Tuzman
Stock options under the 2004 Option Plan(1)	58,888	1,112	6.11	1/9/2013	—	—
Stock options under the 2004 Option Plan(3)	12,500	7,500	9.80	6/21/2013	—	—
Stock options(5)	27,917	307,083	8.62	8/30/2015	—	—
Time-based RSUs(6)	—	—	—	—	86,167	1,382,119
Performance and time-based RSUs(7)	—	—	—	—	88,000	1,411,520
Gavin Campion
Stock options(2)	26,919	7,367	2.80	3/17/2013	—	—
Stock options(3)	12,500	7,500	9.80	6/21/2013	—	—
Stock options(5)	18,000	198,000	8.62	8/30/2015	—	—
Time-based RSUs(6)	—	—	—	—	67,385	1,080,855
Performance and time-based RSUs(7)	—	—	—	—	44,000	705,760
Robin Smyth
Stock options(4)	11,715	0	2.80	3/17/2013	—	—
Stock options(3)	4,463	2,680	9.80	6/21/2013	—	—
Stock options(5)	11,500	126,500	8.62	8/30/2015	—	—
Time-based RSUs(6)	—	—	—	—	45,833	735,161
Performance and time-based RSUs(7)	—	—	—	—	25,667	411,699

(1)	Consists of stock options with an initial amount vested immediately and the balance vesting in 36 equal monthly installments.
(2)	Consists of stock options with an initial amount vested immediately and the balance vesting in 16 equal quarterly installments.
(3)	Consists of stock options vesting in 16 equal quarterly installments.
(4)	Consists of stock options with an initial amount vested immediately.
(5)	Consists of stock options that vest in 48 equal monthly installments based on continued employment.

(6)	Consists of time-based RSUs that vest in 48 equal monthly installments based on continued employment.
(7)	Consists of performance and time-based RSUs that vest in 48 equal monthly installments based on continued employment and the Company’s common stock 20-day volume weighted average stock price exceeds the grant date closing price by 115% for 50% of the grant and by 130% for 50% of the grant. Both of these performance targets were met before the end of October 2010.
(8)	Based on the $16.04 closing sale price of the Company’s common stock on December 31, 2010, as reported by Nasdaq.

The table below describes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2010:

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensations(1)
Equity compensation plans approved by security holders	3,035,724	$8.58	380,674
Equity compensation plans approved by security holders(2)	80,000	$7.03	262,858
Equity compensation plans not approved by security holders(3)	787,700	$8.62	712,300
Total	3,903,424	$8.56	1,355,832

(1)	Consists of shares that may be granted under the 2008 Incentive Stock Plan.
(2)	Consists of shares that may be granted under the 2004 Stock Option Plan.
(3)	Consists of an additional 6,000,000 authorized shares that may be granted under the 2008 Incentive Stock Plan, which increase was approved by the Company’s board of directors and is subject to ratification by stockholders at this Meeting.

2011 Performance-Contingent Restricted Stock Unit Program

Effective August 31, 2011, Kaleil Isaza Tuzman, Gavin Campion and Robin Smyth were granted performance-contingent restricted stock units under the Company’s 2008 Incentive Stock Plan, as amended. Other senior executives of the Company will be receiving similar restricted stock units, at the discretion of Mr. Isaza Tuzman, up to total number of 522,000 units. The agreements provide that Messrs. Isaza Tuzman, Campion and Smyth will each receive the right to receive up to 636,000, 306,000 and 306,000 shares of the Company’s common stock, respectively. The restricted stock units are subject to the applicable terms and conditions set forth in the 2008 Incentive Stock Plan and are conditioned on stockholder approval of an amendment to the 2008 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder by 6,000,000 shares.

The awards of performance-contingent restricted stock units are intended to provide an appropriate incentive structure for the executive management team of the Company that is aligned with stockholder interests. The awards of these performance-contingent restricted stock units become payable based on a significant and sustained increase in the price of the Company's common stock over the performance period, as described in greater detail below.

The vesting of the restricted stock units are generally determined based upon the common stock’s highest 90-day volume weighted average stock price (the “90-Day VWAP”) attained over a series of vesting periods (each such period is three months in duration) over the term of the agreement or, in the event of a change in control of the Company, the fair market value of the Company’s common stock on the effective date of the change in control. For this purpose, the 90-Day VWAP means, as of any date, the ratio of the value traded (the common stock price multiplied by the number of shares of common stock traded) to total volume traded over the 90-day period ending on that date. In the event of a change in control of the Company, the restricted stock units will vest based on the fair market value of the common stock on the effective date of the change in control.

Over the term of the agreement, up to two-thirds of the restricted stock units may vest and become payable if the highest 90-Day VWAP attained during any vesting period ending on an applicable vesting date (or in the event of a change in control of the Company, the fair market value of the Company's common stock on the effective date of the change in control) is between $12.51 and $18.75. The remaining one-third of the restricted stock units may vest and become payable if the highest 90-Day VWAP attained during any vesting period ending on an applicable vesting date (or in the event of a change in control of the Company, the fair market value of the Company's common stock on the effective date of the change in control) is between $18.76 and $25.00. In either case, the percentage of the restricted stock units that may vest over the term of the agreement will be based on straight-line interpolation over either performance range. Thus, 0.1067% of the restricted stock units may vest and become payable for each $0.01 in which the highest 90-Day VWAP attained during any vesting period ending on an applicable vesting date (or in the event of a change in control of the Company, the fair market value of the Company's common stock on the effective date of the change in control) exceeds $12.50, but is under $18.76, and 0.0533% of the restricted stock units may vest and become payable for each $0.01 in which the highest 90-Day VWAP attained during any vesting period ending on an applicable vesting date (or in the event of a change in control of the Company, the fair market value of the Company's common stock on the effective date of the change in control) exceeds $18.75, up to $25.00 (at which point 100% of the restricted stock units become vested).

In the event a recipient is terminated without cause by the Company or terminates for good reason, the recipient’s unvested restricted stock units will continue to be eligible to vest pursuant to the terms of the agreement until the four-year anniversary of the date of grant. In the event a recipient’s employment with the Company terminates by reason of the recipient’s death or disability, the recipient’s unvested restricted stock units, as of the date on which the recipient’s employment terminates, will continue to be eligible to vest pursuant to the terms of the agreement for the lesser of (i) the 18-month period immediately following the date on which the recipient’s employment with the Company terminates by reason of the recipient’s death or disability, or (ii) the period beginning on the date on which the recipient’s employment with the Company terminates by reason of the recipient’s death or disability and ending on the four-year anniversary of the date of grant.

The Company will deliver to the recipient shares of common stock corresponding to the number of vested restricted stock units within 30 days after the date on which the restricted stock units vest.

Except as otherwise provided above, any restricted stock units that are not vested as of the date on which the recipient’s employment with the Company terminates or as a result of a change in control, will be forfeited immediately upon such termination or the effective date of the change in control, as applicable. In addition, if the recipient breaches any of the restrictive covenants set forth in his employment, consulting or other agreement with the Company, any unvested restricted stock units will be forfeited immediately upon such breach without any payment to the recipient. Any restricted stock units that remain unvested after the four-year anniversary of the date of grant will be forfeited as of that date.

The Company’s Compensation Committee of its Board of Directors engaged Mercer LLC, a global leader in executive compensation consulting services, to provide advice related to the design of the restricted stock unit awards to Messrs. Isaza Tuzman, Campion and Smyth and other senior executives of the Company. The principal purpose for this engagement was to ensure that the terms of the restricted stock unit awards to these executives created incentive structures aligned with shareholder interests and were consistent with current market practices. The Compensation Committee of the Board of Directors and the executive management team were each represented by separate legal counsel in this process.

Directors Compensation

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company. With the exception of Messrs. Isaza Tuzman, Campion and Smyth (who instead receive compensation for their service as executive officers of the Company), all directors receive compensation for their services. To date, the Company has compensated directors entirely through stock options granted under its incentive compensation plans. Directors receive the following compensation package:

•	Grant of stock options to purchase 8,143 shares of common stock pursuant to the 2008 Incentive Stock Plan.
•	Annual compensation in the amount of $37,500, payable quarterly, which may be paid in either cash or stock options (priced using the “Black-Scholes-Merton” options pricing model), or a combination of both. The form of payment (i.e., cash, stock options or a combination) will be determined by the Company in its sole discretion; provided that the Company is operating income (or EBITDA) positive in the preceding calendar year, such determination may be made by each independent director.
•	Fees of $3,000 per board meeting attended; $1,500 per committee meeting chaired; and $750 per committee meeting attended but not chaired. The foregoing fees will be discounted by 50% when meetings are attended or chaired telephonically. Payment will be made according to the same schedule and in the same manner as set forth in the paragraph above.

The following table shows non-employee director compensation in 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kamal El-Tayara(2)	42,469	—	21,879	—	—	—	64,348
Steven G. Felsher(2)	—	—	68,811	—	—	—	68,811
Daniel W. Hart	—	—	70,841	—	—	—	70,841
Lars Kroijer	—	—	76,840	—	—	—	76,840
Joseph E. Mullin III(3)	—	—	26,313	—	—	—	26,313
Wayne Walker	—	—	77,472	—	—	—	77,472
Christopher Williams	—	—	42,199	—	—	—	42,199

(1)	The determination of value of option awards is based upon the Black-Scholes-Merton Option pricing model, details and assumptions of which are set out in the consolidated financial statements. The amounts represent annual amortization of fair value of stock options granted to the named director.
(2)	Messrs. El-Tayara and Felsher resigned from the Board in January 2011 and August 2010, respectively.
(3)	Mr. Williams has served as Executive Vice President, Product Development since June 2010, but is not considered an executive officer of the company.

Code of Ethics

The Company has adopted a Code of Ethics which applies to its directors, Chief Executive Officer and Chief Financial Officer, as well as its other senior officers. The full text of the Code of Ethics can be found under “Corporate Governance” on the Investor Relations page of the Company’s corporate website, which is at www.kitd.com.

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

Composition and Charter

The Audit Committee of the Board of Directors is currently composed of three directors, Messrs. Mullin (Chairman), Politi and Walker, all of whom satisfy the independence standards for Audit Committee members under the rules of the Nasdaq Stock Market, and operates under a written charter. A copy of the Audit Committee Charter is available to stockholders on the Company’s website. For 2010, the Committee was composed of Messrs. Mullin (Chairman since August 2010), Kroijer, Walker, El-Tayara and Felsher (Chairman through August 2010).

Responsibilities

The responsibilities of the Audit Committee include engaging an accounting firm to serve as the Company’s independent registered public accounting firm. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for issuing an opinion thereon. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee does not prepare or audit the Company’s financial statements or certify their accuracy.

Review with Management and Independent Registered Public Accountants

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm, Grant Thornton LLP, the firm’s independence.

Summary

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the Company’s audited consolidated financial statements and the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, filed with the SEC.

This report is submitted by the Audit Committee.

Joseph E. Mullin III
Santo Politi
Wayne Walker

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000 SHARES

The Board of Directors has unanimously approved an amendment to the Certificate of Incorporation which would increase the total authorized number of shares of the Company’s common stock to 150,000,000 shares from 80,000,000 shares.

The amendment to the Certificate of Incorporation will increase the authorized common stock by amending and restating the first sentence of Article FOURTH of the Certificate of Incorporation, so that, as amended, it will read as follows:

“The total number of shares of capital stock which the Corporation shall have the authority to issue shall be 150,000,000 shares of Common Stock having a par value of $0.0001 per share.”

The Certificate of Amendment will only become effective if the Company’s stockholders holding a majority of the outstanding common stock approve it.

As of September 6, 2011, the authorized capital stock of the Company consisted of 80,000,000 shares of Common Stock. As of September 6, 2011:

•	42,476,204 shares of common stock were issued and outstanding,
•	7,961,743 shares of common stock were reserved for issuance upon exercise of outstanding stock options and restricted stock units, and
•	253,455 shares of common stock were reserved for issuance upon exercise of outstanding warrants.

Accordingly, as of September 6, 2010, an aggregate of 50,691,402 shares of common stock, out of 80,000,000 shares authorized, were issued and outstanding or reserved for issuance, leaving only 29,308,598 shares available for future issuance.

The increase in the authorized shares of the Company’s common stock is intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the additional shares of common stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is in stockholders’ interest for the Company to have the ability to issue such additional shares of common stock in the case that it is required by a prospective buyer of the Company.

The increase in the authorized number of shares of common stock may also deter unwanted takeovers, in that additional shares could be issued (according to the parameters of applicable law) in one or more transactions that could make an unwanted change of control more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with management could have the effect of making it more difficult to remove current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The subsequent issuance of additional common stock could result in dilution of net income per share and book value per share and the dilution of the voting rights of the common stock. The Board in not aware of any attempt, or contemplated attempt, of a hostile takeover of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Vote Needed for Approval

The affirmative vote by the holders of at least a majority of the outstanding common stock is required for approval and adoption of the proposed amendment to the Certificate of Incorporation to increase the authorized shares of the Company’s common stock to 150,000,000 shares from 80,000,000 shares. Any abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. This amendment, if approved, would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company expects to accomplish as soon as practicable after the approval is obtained.

The Board of Directors recommends that stockholders vote FOR the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSALS NOS. 3 AND 4

AMENDMENTS TO 2008 INCENTIVE STOCK PLAN

Proposal

In light of recent acquisition and financing activities that increased the total number of outstanding shares of common stock, the Company’s board of directors believed in order to (i) bring the number of authorized shares of common stock available for future grant under the 2008 Incentive Stock Plan into proportion with the number of outstanding shares increased over prior periods, (ii) attract and retain the services of new executives and other key employees and (iii) stay current with compensation values for recently-acquired companies such as ioko and Polymedia, it was necessary for the Company to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, the Company’s board of directors voted unanimously to adopt the amendment to the 2008 Incentive Stock Plan, providing for an additional 6,000,000 authorized, unissued shares of common stock available for future grants under the 2008 Incentive Stock Plan, to a new total of 9,500,000 shares. As of September 6, 2011, there were approximately 6,272,493 stock options and 441,250 restricted stock units outstanding under the 2008 Incentive Stock Plan. A substantial portion of the awards made in excess of the current number of shares authorized under the 2008 Incentive Stock Plan represent awards made in connection with acquisitions in 2011, all of which are subject to stockholder approval at this Meeting. The Company issued stock options to employees of acquired companies, exercisable at then current stock prices, in order to induce those individuals to enter into employment with the Company and to provide incentives to such individuals to exert maximum efforts for the Company's continuing success.

The board of directors of the Company also unanimously approved an amendment and restatement of the Company's 2008 Incentive Stock Plan in August 2011, subject to stockholder approval at this Meeting, in a manner intended to enable certain awards to be made under the Company's 2008 Incentive Stock Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) and to clarify certain provisions in the Company's 2008 Incentive Stock Plan, as described below.

The form of the amended and restated KIT digital, Inc. 2008 Incentive Stock Plan is attached as Appendix A to this proxy statement, with the omitted language crossed-out and the new language indicated by bold and underlined text. The following summary of the 2008 Incentive Stock Plan, including descriptions of the proposed amendments, is qualified in its entirety by reference to the full text of the amended and restated 2008 Incentive Stock Plan.

Summary of the 2008 Incentive Stock Plan

Background and Purpose

The 2008 Incentive Stock Plan is designed to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the 2008 Incentive Stock Plan thereby providing participants with a proprietary interest in the growth and performance of the Company.

Shares Available for Awards; Annual Per-Person Limitations

The total number of shares of common stock reserved and available for delivery under the 2008 Incentive Stock Plan (“Grants”) at any time during the term of the 2008 Incentive Stock Plan is to 9,500,000 shares, subject to certain adjustments. The foregoing limit shall be increased by the number of shares of common stock with respect to which Grants previously granted under the 2008 Incentive Stock Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of a Grant to pay the exercise price or any tax withholding requirements. Grants issued in substitution for grants previously granted by a company acquired by the Company, or with which the Company combines, do not reduce the limit on Grants under the Plan.

The 2008 Incentive Stock Plan imposes individual limitations on the amount of certain Grants in part to comply with Section 162(m). Subject to certain adjustments, in any fiscal year of the Company during any part of which the 2008 Incentive Stock Plan is in effect, no participant may be granted (i) options with respect to more than 1,000,000 shares of common stock or (ii) stock awards, performance shares and restricted stock purchase offers with respect to more than 800,000 shares of common stock. In addition, the maximum dollar value payable to any one participant with respect to performance units is $5,000,000 with respect to any 12 month performance period (pro-rated for any performance period that is less than 12 months and with respect to any performance period that is more than 12 months, $5,000,000 multiplied by the number of full 12-month periods that are in the performance period.

Eligibility

The persons eligible to receive Grants under the 2008 Incentive Stock Plan are the directors, officers, employees or consultants to the Company. The foregoing notwithstanding, only employees of the Company are eligible for purposes of receiving any incentive stock options.

Administration

The 2008 Incentive Stock Plan is administered by the Company’s Board or Directors (the “Board”), provided however, that the Board may delegate such administration to the Compensation Committee of the Board (the “Committee”). Subject to the provisions of the 2008 Incentive Stock Plan, the Board and/or the Committee has authority to (a) grant, in its discretion, incentive stock options in accordance with Section 422 of the Code, or nonstatutory options, stock awards, performance grants or restricted stock purchase offers; (b) determine in good faith the fair market value of the shares of common stock covered by any Grant; (c) determine which eligible persons will receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the 2008 Incentive Stock Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the 2008 Incentive Stock Plan or any Grant; (f) consistent with the 2008 Incentive Stock Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their performance of services to the Company for the purpose of the 2008 Incentive Stock Plan or any Grant; and (h) make all other determinations necessary or advisable for the 2008 Incentive Stock Plan’s administration. The interpretation and construction by the Board or the Committee of any provisions of the 2008 Incentive Stock Plan, selection of Participants, or other determinations made by the Board or the Committee in connection with the administration of the 2008 Incentive Stock Plan, shall be conclusive and final.

Stock Options

The Board or the Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and nonstatutory options. The exercise price per share subject to an option is determined by the Board or the Committee. In the case of an ISO, the exercise price per share can be no less than 100% of the fair market value of a share of common stock on the date such ISO is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of common stock on the date such ISO is granted.

For purposes of option grants, the term “fair market value” means the fair market value of common stock, Awards or other property as determined the Board or the Committee in good faith, which determination is conclusive and binding; provided, however, that if there is a public market for such shares of common stock, the fair market value per share is the average of the bid and asked prices (or the closing price if such stock is listed on the NASDAQ Stock Market LLC) on the date of grant of the option, or if listed on a stock exchange, the closing price on such exchange on such date of grant. In no event shall any option be exercisable after the expiration of ten years from the date it is granted, and no ISO granted to a 10% owner may, by its terms, be exercisable after the expiration of five years from the date of the option. Methods of exercise and settlement and other terms of options are set forth in the Grant agreements. The exercise price of options awarded under the 2008 Incentive Stock Plan may be paid in cash or shares or, at the discretion of the Board or the Committee, through the delivery of a promissory note or other property. The maximum aggregate number of shares of common stock that may be delivered under the 2008 Incentive Stock Plan as a result of the exercise of the ISOs shall be 9,500,000 shares.

The recipient of an option will have no rights as a shareholder with respect to any shares of common stock covered by an option until the effective date of the issuance of the shares following exercise of such option by the recipient.

Stock Awards

The Board or the Committee is authorized to make Grants in shares of common stock or denominated in units of shares of common stock for which the participant is not obligated to pay additional consideration. All or part of any stock award under the 2008 Incentive Stock Plan may be subject to conditions established by the Board or the Committee, and set forth in the Grant agreement. Stock awards may be based on fair market value or other specified valuation.

Restricted Stock Purchase Offer

The Board or the Committee is authorized to make Grants of the right to purchase a specified number of shares of common stock pursuant to a Grant agreement, which shall be subject to such vesting contingencies related to the participant’s continued association with the Company for a specified time and other specified conditions as the Board or the Committee shall determine, in their sole discretion, consistent with the provisions of the 2008 Incentive Stock Plan.

Performance Grants

The Board or the Committee is authorized to grant performance grants to participants on terms and conditions established by the Board or the Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Board or the Committee upon the grant of the performance grant. Performance grants may be valued by reference to a designated number of shares of common stock (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance grants may be settled by delivery of cash, shares of common stock or other property, or any combination thereof, as determined by the Board or the Committee.

Performance grants granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that are intended to qualify such Grants as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the three highest compensated officers of the Company (other than the Company’s chief executive officer or the principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m), any power or authority relating to a performance grant intended to qualify under Section 162(m) is to be exercised by the Committee and not the Board.

If and to the extent that the Committee determines that these provisions of the 2008 Incentive Stock Plan are to be applicable to any Grant, one or more of the following business criteria for the Company, on a consolidated basis, or for business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), are to be used by the Committee in establishing performance goals for Grants under the 2008 Incentive Stock Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a share of common stock. Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (iii) a change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Grant is granted.

The Committee may, in its discretion, determine that the amount payable as a performance grant will be reduced from the amount of any potential Grant.

Other Terms of Grants

Shares of common stock which participants may receive as a stock award or performance grant under a Grant agreement may include such restrictions as the Board or the Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When the transfer of shares of common stock is so restricted or subject to forfeiture provisions it is referred to as “restricted stock”. Further, with Board or Committee approval, stock awards, performance grants or restricted stock offers may be deferred, either in the form of installments or a future lump sum distribution. The Board or the Committee may permit selected Participants to elect to defer distributions of stock awards, performance grants or restricted stock offers in accordance with procedures established by the Board or the Committee to assure that such deferrals comply with applicable requirements of the Internal Revenue Code including, at the choice of participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the participant or specified by the Grant agreement or by the Board or the Committee, may require the payment be forfeited in accordance with the provisions of the 2008 Incentive Stock Plan. Dividends or dividend equivalent rights may be extended to and made part of any stock awards, performance grants or restricted stock offers denominated in share of common stock or units of common stock, subject to such terms, conditions and restrictions as the Board or the Committee may establish.

Unless the Grant agreement specifies otherwise, the Board or the Committee, as applicable, may cancel any unexpired, unpaid, or deferred grants at any time if the participant is not in compliance with all other applicable provisions of the Grant agreement, the 2008 Incentive Stock Plan and with certain other conditions set forth in the 2008 Incentive Stock Plan.

Except as set forth in the 2008 Incentive Stock Plan, no Grant or any other benefit under the 2008 Incentive Stock Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the participant to whom it was granted.

Except as set forth in the 2008 Incentive Stock Plan, if the employment or service to the Company of a participant terminates, all unexercised, deferred and unpaid stock awards, performance grants or restricted stock offers shall be cancelled immediately, unless the Grant agreement provides otherwise.

Change in Control

Unless otherwise provided in the applicable Grant agreement, in the event of a change in control, as defined in the 2008 Incentive Stock Plan, 50% of the vesting restrictions applicable to each participant’s Grant(s) shall terminate fully and the participant shall immediately have the right to the delivery of share certificates or exercise of options, i.e. to the extent that a participant’s option(s) are unvested, 50% of such unvested portion shall vest. Unless otherwise provided in the applicable Grant agreements, the foregoing provision shall not apply with respect to Grants made on or after August 18, 2011.

Amendment and Termination

The Board or the Committee may, insofar as permitted by law, from time to time, with respect to any shares of common stock at the time not subject to outstanding Grants, suspend or terminate the 2008 Incentive Stock Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the 2008 Incentive Stock Plan, (u) decrease the price at which Grants may be granted, (iii) materially increase the benefits to participants, or (iv) change the class of persons eligible to receive Grants under the 2008 Incentive Stock Plan; provided, however, no such action shall materially and adversely affect the rights and obligations under any option, stock award, performance grant or restricted stock offer outstanding as of the date thereof without the written consent of the participant thereunder. No Grant may be issued while the 2008 Incentive Stock Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the 2008 Incentive Stock Plan is in effect shall not be impaired by suspension or termination of the 2008 Incentive Stock Plan.

In the event of any change in the outstanding common stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee shall adjust in such manner as the Board or the Committee deems equitable (a) the number of shares of common stock (i) reserved under the 2008 Incentive Stock Plan, (ii) available for ISOs and nonstatutory options and (iii) covered by outstanding stock awards, performance grants or restricted stock offers; (b) the common stock prices related to outstanding Grants; and (c) the appropriate fair market value and other price determinations for such Grants. In the event of any other change affecting the shares of common stock or any distribution (other than normal cash dividends) to holders of common stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant agreements for previously issued Grants or an assumption of previously issued Grants.

The 2008 Incentive Stock Plan shall terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2008 Incentive Stock Plan, (b) termination of the 2008 Incentive Stock Plan by the Board, or (c) the tenth anniversary of the effective date of this amendment and restatement of the 2008 Incentive Stock Plan. Grants outstanding upon termination of the 2008 Incentive Stock Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2008 Incentive Stock Plan is not qualified under the provisions of section 401(a) of the Code and is not intended to be subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2008 Incentive Stock Plan. On exercise of a nonqualified stock option granted under the 2008 Incentive Stock Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate or other indicia of ownership will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The 2008 Incentive Stock Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which are referred to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the common stock is received equal to the excess, if any, of the fair market value of the common stock received over any amount paid by the recipient in exchange for the common stock. If, however, the common stock is non-vested when it is received under the 2008 Incentive Stock Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the common stock), the recipient generally will not recognize income until the common stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the common stock on the date it becomes vested over any amount paid by the recipient in exchange for the common stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the common stock on the date the stock award is granted over any amount paid by the recipient in exchange for the common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the common stock is received or when the common stock becomes vested. Upon the disposition of any common stock received as a stock award under the 2008 Incentive Stock Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

If the stock award provides for a deferral of the time in which the shares of common stock are delivered then neither the granting of the stock awards nor the vesting of the right to receives shares of common stock pursuant to such stock awards would constitute taxable events to the recipient. Instead, the recipient would be taxable, at ordinary income rates, at the time he or she receives the shares of common stock in an amount equal to the fair market value of the common stock at the time of distribution.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company intends that Awards granted to participants under the 2008 Incentive Stock Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with such Awards, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such Awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the Company’s ability to ensure that Awards under the 2008 Incentive Stock Plan will qualify as “performance-based compensation” that are fully deductible by the Company under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of a Grant or the disposition of common stock acquired as a result of a Grant.

The Company believes that Grants under the 2008 Incentive Stock Plan have been and will continue to be granted primarily to those persons who possess a capacity to contribute significantly to the Company’s successful performance. Because persons to whom Grants may be made are to be determined from time to time by the Board or the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Grants or the nature and terms of such Grants.

The Board of Directors recommends that stockholders vote FOR the amendments to the 2008 Incentive Stock Plan.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee annually considers and selects the Company’s independent registered public accountants. On March 7, 2010, the Audit Committee selected Grant Thornton LLP to act as the Company’s independent registered public accountants for the year ending December 31, 2011.

The persons named in the enclosed proxy will vote to ratify the selection of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2011, unless otherwise directed by the stockholders. Stockholder ratification of Grant Thornton as the Company’s independent registered public accountants is not required by the Company’s by-laws, or otherwise. However, the Company is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Grant Thornton as the Company’s independent registered public accountants, the Audit Committee will reconsider the selection of such independent registered public accountants. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2011.

DISCLOSURE OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents aggregate fees billed to the Company for professional services rendered by Grant Thornton LLP since October 2, 2009. Prior to September 21, 2009, MSPC, Certified Public Accountants and Advisors, A Professional Corporation, served as the Company’s independent registered public accounting firm.

Grant Thornton

	2010 Fees	2009 Fees
Audit Fees	$1,056,470	$407,449
Audit-Related Fees	—	—
Tax Fees	—	—
Total Fees	$1,056,470	$407,449

MSPC

	2010 Fees	2009 Fees
Audit Fees	$20,708	$65,042
Audit-Related Fees	—	—
Tax Fees	—	—
Total Fees	$20,708	$65,042

Audit fees were for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

Tax fees were for professional services rendered for federal, state and international tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP to act as the Company’s independent registered public accountants for the current fiscal year. They have served as accountants for the Company since October 2, 2009. Pursuant to Proposal No. 5, the stockholders of the Company are being asked to ratify this selection.

As the Company’s independent registered public accountants, Grant Thornton was engaged to conduct quarterly reviews of the Company; to conduct an audit of the consolidated financial statements of the Company for the full year 2010; and to prepare the federal and state tax returns of the Company for the year ended December 31, 2010. Representatives of Grant Thornton are expected to attend the Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

PROXIES AND VOTING AT THE MEETING

Each signed and returned proxy will be voted in accordance with any instructions of the stockholder(s) executing the proxy. A proxy signed without instructions will be voted in accordance with the Board’s recommendations. If a stockholder attends the Meeting and votes in person, his or her proxy will not be counted. A signed proxy may be revoked at any time before it is exercised, either in person or by giving written notice of revocation to the Secretary of the Company at the address on the first page of this Proxy Statement.

Each share of common stock is entitled to one vote on all matters submitted to the stockholders for approval. No vote may be taken unless a quorum (i.e., a majority of the common stock issued, outstanding and entitled to vote) is present at the Meeting in person or by proxy. The nine nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected the directors of the Company. The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2011 and the approval of any other matter as may properly come before the meeting requires the affirmative vote of a majority in interest of the stock represented and entitled to vote at the meeting. Broker non-votes are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining the result of any vote. Abstentions are counted in determining the presence of a quorum and have the effect of a vote against a proposal.

The Board has fixed September 6, 2011, as the record date for determining the stockholders entitled to vote at the Meeting. On that date, there were 42,476,204 shares of common stock issued, outstanding and entitled to vote.

OTHER MATTERS

The Board knows of no other matters that may come before the Meeting. If any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

All costs of this solicitation, which is being made principally by mail, but which may be supplemented by telephone or personal contacts by the Company’s directors, officers, and employees without additional compensation, will be borne by the Company. Brokers will be requested to forward proxy soliciting material to the beneficial owners of the stock held in such brokers’ names, and the Company will reimburse them for their expenses incurred in complying with the Company’s request.

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Audit Committee Report specifically is not incorporated by reference into any other filings with the SEC.

The Company’s policy is to encourage its Board members to attend the Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS — 2012 ANNUAL MEETING

In order to be included in the proxy statement and form of proxy for the 2012 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8, stockholder proposals must be received by the Company at its corporate offices in New York, New York, no later than May 15, 2012 (120 days before the anniversary of the date this Proxy Statement is being mailed to the Company’s stockholders). Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Stockholder proposals to be presented at the 2012 Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement and form of proxy for the 2012 Annual Meeting, must be received in writing at the Company’s corporate offices no later than August 1, 2012 (45 days before the anniversary of the date this Proxy Statement is being mailed to the Company’s stockholders).

Independent directors will consider any director nominees you recommend in writing for the 2012 Annual Meeting if the Secretary receives notice by May 15, 2012, and you are a stockholder of record on the day you provide notice of your recommendation or nomination to the Company and on the record date for determining stockholders entitled to notice of the meeting and to vote.

Your notice must include the following information for each person you are recommending or nominating for election as a director:

•	The name, age, business address and residence address of the person;
•	The principal occupation or employment of the person;
•	The number of shares of the Company’s common stock which the person owns beneficially or of record; and
•	Any other information relating to the person that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

In addition, your notice must include the following information about you:

•	Your name and record address;
•	The number of shares of the Company’s common stock that you own beneficially or of record;
•	A description of all arrangements or understandings between you and each proposed nominee and any other person or persons, including their names, pursuant to which the nomination is to be made;

•	A representation that you intend to appear in person or by proxy at the meeting to nominate the person or persons named in your notice; and
•	Any other information about you that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

The notice must include written consent by each proposed nominee to being named as a nominee and to serve as a director if elected. No person will be eligible for election as a director of the Company unless recommended by a majority of independent directors and nominated by the Board or nominated in accordance with the procedures set forth above.

By Order of the Board of Directors,
/s/ Robin Smyth Robin Smyth Chief Financial Officer and Secretary

September 15, 2011

APPENDIX A

KIT DIGITAL, INC.
2008 INCENTIVE STOCK PLAN

THIS KIT DIGITAL, INC. 2008 INCENTIVE STOCK PLAN (the “Plan”) is designed to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1.  Definitions.

(a) “Board” — The Board of Directors of the Company.

(b) “Cause” shall, with respect to any Participant, have the meaning specified in the Grant Agreement. In the absence of any definition in the Grant Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Board or the Committee of whether the Participant’s performance of services was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(c) ~~(b)~~  “Change in Control” — Means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(i)  The acquisition in one transaction by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 51% or more of outstanding Stock of the Company; provided, however, that a Change in Control as defined in this clause (1) shall not be deemed to occur in connection with any acquisition by the Company, an employee benefit plan of the Company or any Person who immediately prior to the effective date of this Plan is a holder of Stock (a “Current Stockholder”) so long as such acquisition does not result in any Person other than the Company, such employee benefit plan or such Current Stockholder beneficially owning shares or securities representing 51% or more of the outstanding Stock and provided further that a Change in Control as defined in this clause (1) shall not be deemed to occur upon the consummation of a transaction in which KIT Capital or its affiliates shall acquire securities of the Company; or

(ii)  Any election has occurred of persons as directors of the Company that causes two-thirds or more of the Board to consist of persons other than (i) persons who, were members of the Board on the effective date of this Plan and (ii) persons who were nominated by the Board for election as members of the Board at a time when at least two-thirds of the Board consisted of persons who were members of the Board on the effective date of this Plan; provided, however, that any person nominated for election by the Board when at least two-thirds of the members of the Board are persons described in subclause (i) or (ii) and persons who were themselves previously nominated in accordance with this clause (2) shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in subclause (ii); or

(iii)  ~~Approval by the stockholders of the Company~~Consummation of a reorganization, merger, consolidation or similar transaction (a “Reorganization Transaction”), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such Reorganization Transaction in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such Reorganization Transaction; or

(iv)  ~~Approval by the stockholders of the Company~~Consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company to a corporation or other entity, unless, with respect to such corporation or other entity, immediately following such sale or other disposition more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the outstanding Stock immediately prior to such sale or disposition in substantially the same proportions as their ownership of the outstanding Stock immediately prior to such sale or disposition.

(d) ~~(c)~~  “Code” — The Internal Revenue Code of 1986, as amended from time to time.

(e) ~~(d)~~  “Committee” — The Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board who are (i) disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside director” within the meaning of Section 162(m) of the Code. The failure of the Committee to be so comprised shall not invalidate any Grant that otherwise satisfies the terms of the Plan.

(f) ~~(e)~~  “Company” — ~~ROO Group~~KIT digital, Inc. and its subsidiaries including subsidiaries of subsidiaries.

(g)  “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(h) ~~(f)~~  “Exchange Act” — The Securities Exchange Act of 1934, as amended from time to time.

(i) ~~(g)~~  “Fair Market Value” — The fair market value of the Company’s issued and outstanding Stock as determined in good faith by the Board or the Committee.

(j) ~~(h)~~  “Grant” — The grant of any form of ~~stock option, stock award, or stock purchase offer~~Option, Stock Award, Performance Grant or Restricted Stock Purchase Offer, whether granted singly, in combination, or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Board or the Committee may establish in order to fulfill the objectives of the Plan.

(k) ~~(i)~~  “Grant Agreement” — An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

~~(j)  Option~~

(l)  “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(m)  “Option” — Either an Incentive Stock Option, in accordance with Section 422 of Code, or a Nonstatutory Option, to purchase the Company's Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an “Optionee.”

(n) ~~(k)~~  “Participant” — A director, officer, employee or consultant of the Company to whom ~~an Award~~a Grant has been made under the Plan.

(o)  “Performance Grant” means any grant of Performance Shares or Performance Units granted pursuant to Section 6(a)(iii) hereof.

(p)  “Performance Period” means that period established by the Board or the Committee at the time any Performance Grant is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Grant are to be measured.

(q)  “Performance Share” means any grant pursuant to Section 6(a)(iii) hereof of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Board or the Committee shall determine, including cash, shares of Stock, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Board or the Committee shall establish at the time of such grant or thereafter.

(r)  “Performance Unit” means any grant pursuant to Section 6(a)(iii) hereof of a unit valued by reference to a designated amount of property (including cash) other than shares of Stock, which value may be paid to the Participant by delivery of such property as the Board or the Committee shall determine, including cash, shares of Stock, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Board or the Committee shall establish at the time of such grant or thereafter.

(s)  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(t) ~~(l)~~  “Restricted Stock Purchase Offer” — A Grant of the right to purchase a specified number of shares of Stock pursuant to a ~~written agreement issued under the Plan~~Grant Agreement.

(u) ~~(m)~~  “Securities Act” — The Securities Act of 1933, as amended from time to time.

(v) ~~(n)~~  “Stock” — Authorized and issued or unissued shares of common stock of the Company.

(w) ~~(o)~~  “Stock Award” — A Grant made under the Plan in stock or denominated in units of stock for which the Participant is not obligated to pay additional consideration.

2.  Administration.   The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards, Performance Grants or Restricted Stock Purchase Offers; (b) determine in good faith the ~~fair market value~~Fair Market Value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their ~~employment~~performance of services to the Company for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board or the Committee of any provisions of the Plan ~~or~~, selection of Participants, or other determinations made by the Board or the Committee in connection with the administration of the Plan, shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.

3.  Eligibility.

(a)  General:  The persons who shall be eligible to receive Grants shall be directors, officers, employees or consultants to the Company. The term consultant shall mean any person, other than an employee, who is engaged by the Company to render services and is compensated for such services. An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company ~~subsequent to the first registration of any of the securities of the Company under the Exchange Act~~ shall comply with the requirements of Rule 16b-3.

(b)  Incentive Stock Options:  Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director’s fee shall not be sufficient to constitute employment by the Company.

The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate ~~fair market value~~Fair Market Value, determined as of the date the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

(c)  Nonstatutory Option:  The provisions of the foregoing Section 3(b) shall not apply to any Option designated as a “Nonstatutory Option” or which sets forth the intention of the parties that the Option be a Nonstatutory Option.

(d)  Stock Awards and Restricted Stock Purchase Offers:  The provisions of this Section 3 shall not apply to any Stock Award, Performance Grant or Restricted Stock Purchase Offer under the Plan.

4.  Stock.

(a)  Authorized Stock:  Stock subject to Grants may be either unissued or reacquired Stock.

(b)  Number of Shares:  Subject to adjustment as provided in ~~Section~~Sections 5(i) and 10 of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards, Performance Grants or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan, shall not exceed ~~Ten Thousand (10,000,000). If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant~~nine million five hundred thousand (9,500,000). Notwithstanding anything in this Section 4(b) to the contrary but subject to adjustment as provided in Sections 5(i) and 10 hereof, the maximum aggregate number of shares of Stock that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be nine million five hundred thousand (9,500,000).

(c)  Availability of Shares Not Delivered under Grants and Adjustments to Limits.

(i)  If any Grants are forfeited, expire or otherwise terminate without issuance of such shares of Stock, or any Grant is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Stock subject to such Grant, the shares of Stock to which those Grants were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Grants under the Plan.

(ii)  In the event that any Option or other Grant granted hereunder is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or withholding tax liabilities arising from such Option or other Grant are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be counted for purposes of determining the maximum number of shares of Stock available for grant under the Plan.

(d)  Per-Person Award Limitations.  Subject to adjustment as provided in Sections 5(i) and 10 hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options with respect to more than One Million (1,000,000) shares of Stock or (ii) Stock Awards, Performance Shares and Restricted Stock Purchase Offers with respect to more than Eight Hundred Thousand (800,000) shares of Stock. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) Five Million Dollars ($5,000,000) with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, Five Million Dollars ($5,000,000) multiplied by the number of full 12 months periods that are in the Performance Period.

(e) ~~(c)~~  Reservation of Shares:  The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(f) ~~(d)~~  Application of Funds:  The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or rights under ~~Stock Purchase~~Grant Agreements will be used for general corporate purposes.

(g) ~~(e)~~  No Obligation to Exercise:  The issuance of a Grant shall impose no obligation upon the Participant to exercise any rights under such Grant.

5.  Terms and Conditions of Options.  Options granted hereunder shall be evidenced by ~~agreements~~Grant Agreements between the Company and the respective Optionees, in such form and substance as the Board or the Committee shall from time to time approve. ~~The form of Incentive Stock Option Agreement attached hereto as Exhibit A and the three forms of a Nonstatutory Stock Option Agreement for employees, for directors and for consultants, attached hereto as Exhibit B-1 Exhibit B-2 and Exhibit B-3, respectively, shall be deemed to be approved by the Board. Option agreements~~ Grant Agreements need not be identical, and in each case may include such provisions as the Board or the Committee may determine, but all such ~~agreements~~Grant Agreements shall be subject to and limited by the following terms and conditions:

(a)  Number of Shares:  Each Option shall state the number of shares to which it pertains.

(b)  Exercise Price:  Each Option shall state the exercise price, which shall be determined as follows:

(i)  Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company (“Ten Percent Holder”) shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant; and

(ii)  Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder and all Nonstatutory Options shall have an exercise price per share of Stock purchasable under the Option of no less than 100% of the Fair Market Value of the Stock as of the date of grant of the Option.

For the purposes of this Section 5(b), the Fair Market Value shall be as determined by the Board or the Committee in good faith, which determination shall be conclusive and binding; provided however, that if there is a public market for such Stock, the Fair Market Value per share shall be the average of the bid and asked prices (or the closing price if such ~~stock~~Stock is listed on the NASDAQ Stock Market LLC) on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant.

(c)  Medium and Time of Payment:  The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company. Should the Company’s outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid as follows:

(i)  in shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or the withholding of shares of Stock otherwise deliverable pursuant to the Grant, and valued at Fair Market Value on the exercise date, or

(ii)  through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus the minimum amount of all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board or the Committee, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid (i) by Optionee’s delivery of a promissory note in form and substance satisfactory to the Company and permissible under applicable securities rules and bearing interest at a rate determined by the Board or the Committee in its sole discretion, but in no event less than the minimum rate of interest required to avoid the imputation of compensation income to the Optionee under the Federal tax laws, or (ii)  in such other form of consideration permitted by the Delaware corporations law as may be acceptable to the Board or the Committee.

(d)  Term and Exercise of Options:  ~~Any Option granted to an employee of the Company shall become exercisable over a period of no longer than five (5) years.~~ In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective ~~Option agreements~~Grant Agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the ~~Option agreement~~Grant Agreement, whether or not other installments are then exercisable.

(e)  Termination of Status as Employee, Consultant or Director:  If Optionee’s status as an employee, consultant or director shall terminate for any reason other than Optionee’s disability or death,

then Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee’s personal representative or the person entitled to succeed to the Option) shall have the right to exercise the portions of any ~~of Optionee's Incentive Stock Options which were exercisable as of the date of such termination, in whole or in part, within 30 days after such termination (or, in the event of “termination for good cause” as that term is defined in Delaware case law related thereto, or by the terms of the Plan or the Option Agreement or an employment agreement, the Option shall automatically terminate as of the termination of employment as to all shares covered by the Option)~~Option within such period as shall be specified in the Grant Agreement.

~~With respect to Nonstatutory Options granted to employees, directors or consultants, the Board may specify such period for exercise, not less than 30 days (except that in the case of “termination for cause” or removal of a director), the Option shall automatically terminate as of the termination of employment or services as to shares covered by the Option, following termination of employment or services as the Board deems reasonable and appropriate. The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment or services. Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Company to terminate the employment or services of an Optionee with or without cause.~~

(f)  Disability of Optionee:  If an Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) at the time of termination, ~~the three (3) month period set forth in Section 5(e) shall be a period, as determined by the Board and set forth in the Option, of not less than six months nor more than one year after such termination~~then Optionee shall have the right to exercise the portions of any Option within such period as shall be specified in the Grant Agreement.

(g)  Death of Optionee:  If an Optionee dies while employed by, engaged as a consultant to, or serving as a Director of the Company, the portion of such Optionee’s Option which was exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option at any time within ~~(i) a~~such period~~, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one (1) year after Optionee's death, which period shall not be more, in the case of a Nonstatutory Option, than the period for exercise following termination of employment or services, or (ii) during the remaining term of the Option, whichever is the lesser~~ as shall be specified in the Grant Agreement. The Option may be so exercised only with respect to installments exercisable at the time of Optionee’s death and not previously exercised by the Optionee.

(h)  Nontransferability of Option:  No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

(i)  Recapitalization:  Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, and the exercise price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration” by the Company.

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), unless otherwise provided by the Board, ~~this Option~~any and all outstanding Options shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization. In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of ~~Paragraph 6~~Section 5(d) of the Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to receive substitute options on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Sections 5(i) and in Section ~~5(i)~~10 hereof, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(j)  Rights as a Shareholder:  An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the issuance of the shares following exercise of such Option by Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in ~~Section~~ Sections 5(i) and 10 hereof.

(k)  Modification, Acceleration, Extension, and Renewal of Options:  Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify an Option, or, once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422 of the Code (in the case of Incentive Stock Options) and applicable state securities laws. Notwithstanding the provisions of this Section 5(k), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

(l)  Exercise Before Exercise Date:  At the discretion of the Board or the Committee, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Company upon termination of Optionee’s employment as contemplated by Section 5(n) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board ~~.~~ or the Committee may deem advisable.

(m)  Other Provisions:  The ~~Option agreements~~Grant Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Company, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Code, the Securities Act, the Exchange Act, applicable state securities laws, Delaware corporation law, and the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Company are listed. Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

(n)  Repurchase Agreement:  The Board or the Committee may, in its discretion, require as a condition to the Grant of an Option hereunder, that an Optionee execute an agreement with the Company, in form and substance satisfactory to the Board or the Committee in its discretion (“Repurchase Agreement”), restricting the Optionee’s right to transfer shares purchased under such Option without first offering such shares to the Company or another shareholder of the Company upon the same terms and conditions as provided therein; and (ii) providing that upon termination of Optionee’s employment with the Company, for any reason, the Company (or another shareholder of the Company, as provided in the Repurchase Agreement) shall have the right at its discretion (or the discretion of such other shareholders) to purchase and/or redeem all such shares owned by the Optionee on the date of termination of his or her employment at a price equal to: (A) the fair value of such shares as of such date of termination; or (B) if such repurchase right lapses at ~~20%~~a specified percentage of the number of shares per year, the original purchase price of such shares, and upon terms of payment permissible under the applicable state securities laws; provided that in the case of Options or Stock Awards granted to officers, directors, consultants or affiliates of the Company, such repurchase provisions may be subject to additional or greater restrictions as determined by the Board or the Committee.

6.  Stock Awards ~~and~~, Restricted Stock Purchase Offers and Performance Grants.

(a)  Types of Grants.

(i)  Stock Award.   All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the ~~Stock Award~~Grant Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such ~~Awards~~Grants may be based on Fair Market Value or other specified valuation. ~~All Stock Awards will be made pursuant to the execution of a Stock Award Agreement substantially in the form attached hereto as Exhibit C.~~

(ii)  Restricted Stock Purchase Offer.   A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant’s continued association with the Company for a specified time and (ii) other specified conditions as the Board or the Committee shall determine, in their sole discretion, consistent with the provisions of the Plan. ~~All Restricted Stock Purchase Offers shall be made pursuant to a Restricted Stock Purchase Offer substantially in the form, attached hereto as Exhibit D.~~

(iii)  Performance Grants.   The Board or the Committee is authorized to grant Performance Grants to any Participant payable in cash, shares of Stock, or other Grants, on terms and conditions established by the Board or the Committee, subject to the provisions of Section 9 if and to the extent that the Board or the Committee shall, in its sole discretion, determine that a Grant shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Board or the Committee upon the grant of each Performance Grant. Except as provided in Section 9 or as may be provided in a Grant Agreement, Performance Grants will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Board or the Committee and may be based upon the criteria set forth in Section 9(b), or in the case of a Grant that the Board or the Committee determines shall not be subject to Section 9 hereof, any other criteria that the Board or the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Grant to be distributed shall be conclusively determined by the Board or the Committee. Performance Grants may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Board or the Committee, on a deferred basis.

(b)  Conditions and Restrictions.  Shares of Stock which Participants may receive as a Stock Award or Performance Grant under a ~~Stock Award~~Grant Agreement ~~or Restricted Stock Purchase Offer under a Restricted Stock Purchase Offer~~ may include such restrictions as the Board or the Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When the transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as “Restricted Stock”. Further, with Board or Committee approval, Stock Awards, Performance Grants or Restricted Stock Purchase Offers may be deferred, either in the form of installments or a future lump sum distribution. The Board or the Committee may permit selected Participants to elect to defer distributions of Stock Awards, Performance Grants or Restricted Stock Purchase Offers in accordance with procedures established by the Board or the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the ~~Stock Award~~Grant Agreement~~, Restricted Stock Purchase Offers~~ or by the Board or the Committee, may require the payment be forfeited in accordance with the provisions of Section 6(c) hereof. Dividends or dividend equivalent rights may be extended to and made part of any Stock Award, Performance Grants or Restricted Stock Purchase Offers denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or the Committee may establish.

(c)  Cancellation and Rescission of Grants.  Unless the ~~Stock Award~~Grant Agreement ~~or Restricted Stock Purchase Offer~~ specifies otherwise, the Board or the Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the ~~Stock Award~~Grant Agreement ~~or Restricted Stock Purchase Offer~~, the Plan and with the following conditions:

(i)  A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten percent (10%) equity interest in the organization or business.

(ii)  A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material, as defined in the Company’s Proprietary Information and Invention Agreement or similar agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(iii)  A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

(iv)  Upon exercise, payment or delivery pursuant to a Grant, the Participant shall certify on a form acceptable to the Board or the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 6(c) prior to, or during the six months after, any exercise, payment or delivery pursuant to a Grant shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Grant. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)  Nonassignability.

(i)  Except pursuant to Section 6(e)(iii) and except as set forth in Section 6(d)(ii), no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(ii)  Where a Participant terminates employment and retains a Grant pursuant to Section 6(e)(ii) in order to assume a position with a governmental, charitable or educational institution, the Board or the Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a “blind” trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or the Committee, to act on behalf of the Participant with regard to such ~~Awards~~Grants.

(e)  Termination of Employment.  If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 6(e), all unexercised, deferred and unpaid Stock Awards, Performance Grants or Restricted Stock Purchase Offers shall be cancelled immediately, unless the ~~Stock Award~~Grant Agreement ~~or Restricted Stock Purchase Offer~~ provides otherwise:

(i)  Retirement Under a Company Retirement Plan. When a Participant’s employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board or the Committee may permit Stock Awards, Performance Grants or Restricted Stock Purchase Offers to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and the exercisability and vesting of any such Grants may be accelerated.

(ii)  Rights in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Board or the Committee, the acceleration and/or continuation of outstanding Stock Awards, Performance Grants or Restricted Stock Purchase Offers would be in the best interests of the Company, the Board or the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section ~~9~~10 or at such time as the Board or the Committee shall deem the continuation of all or any part of the Participant’s Grants are not in the Company’s best interest.

(iii)  Death or Disability of a Participant.

(1)  In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period ~~up to the expiration date~~ specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the ~~Jaws~~laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

(2)  In the event a Participant is deemed by the Board or the Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, Grants and rights to any such Grants may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(3)  ~~After~~Except as otherwise provided in Section 8(b)(ii) hereof, after the death or disability of a Participant, the Board or the Committee may in its sole discretion at any time (1) terminate restrictions in Grant Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant ~~'~~’s estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

(4)  In the event of uncertainty as to interpretation of or controversies concerning this Section 6, the determinations of the Board or the Committee, as applicable, shall be binding and conclusive.

7.  Change in Control.  Unless otherwise provided in the applicable Grant Agreement, in the event of a Change in Control, 50% of the vesting restrictions applicable to each Participant’s Grant(s) shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates or exercise of Options, i.e. to the extent that a Participant’s Option(s) are unvested, 50% of such unvested portion shall vest. Unless otherwise provided in the applicable Grant Agreements, this Section 7 shall not apply with respect to Grants made on or after August 18, 2011.

8.  ~~Investment Intent~~Code Section 409A.  ~~All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if requested to do so by the Company, the person exercising the rights under the Grant shall (A) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (B) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.~~

(a)  The Grant Agreement for any Grant that the Board or the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Grant, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Board or the Committee, in its sole discretion and without the consent of any Participant, may amend any Grant Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Board or the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(b)  If any Grant constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Grant shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(i)  Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Grant Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(ii)  The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii)  Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(iv)  In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Grant.

(c)  Notwithstanding the foregoing, the Company does not make any representation to any Participant or any beneficiary of a Participant that any Grants made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of a Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of a Participant may incur in the event that any provision of this Plan, or any Grant Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

9.  Code Section 162(m) Provisions.

(a)  Covered Employees.  Unless otherwise specified by the Committee, the provisions of this Section 9 shall be applicable to any Performance Grant granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Grant, a Covered Employee.

(b)  Performance Criteria.  If a Performance Grant is subject to this Section 9, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, shares of Stock or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, or for business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Grants: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a share of Stock. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Grant is granted.

(c)  Performance Period; Timing For Establishing Performance Goals.  Achievement of performance goals in respect of Performance Grants shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Grants, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)  Adjustments.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Grants subject to this Section 9, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Grant subject to this Section 9. The Committee shall determine the circumstances in which such Grants shall be paid or forfeited in the event of termination of service by the Participant prior to the end of a Performance Period or settlement of Grants.

(e)  Committee Certification.  No Participant shall receive any payment under the Plan that is subject to this Section 9 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

10. ~~9.~~  Amendment, Modification, Suspension or Discontinuance of the Plan.  The Board or the Committee may, insofar as permitted by law, from time to time, with respect to any shares of Stock at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (u) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall ~~alter or impair~~materially and adversely affect the rights and obligations under any Option, ~~or~~ Stock Award, Performance Grant or Restricted Stock Purchase Offer outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee ~~may~~ shall adjust ~~proportionally~~in such manner as the Board or the Committee deems equitable (a) the number of shares of Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding Stock Awards, Performance Grants or Restricted Stock Purchase Offers; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

11. ~~10.~~  Tax Withholding.

The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards, Performance Grants or Restricted Stock Purchase Offers or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

~~11.  Availability of Information.~~

~~During the term of the Plan and any additional period during which a Grant granted pursuant to the Plan shall be exercisable, the Company shall make available, not later than one hundred and twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Company as is required by the bylaws of the Company and applicable law to be furnished in an annual report to the shareholders of the Company.~~

12.  Notice.  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

13.  Indemnification of Board.  In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board or Committee proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

14.  Governing Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Delaware and construed accordingly.

15.  Non-U.S. Laws.  The Board or the Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Grants granted to Participants performing services in such countries and to meet the objectives of the Plan.

16. ~~15.~~  Effective and Termination Dates.  The Plan ~~shall become effective on the date it is approved by the holders of a majority of the shares of Stock then outstanding. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 9.~~was originally effective on March 17, 2008, which was the date on which it was approved by the holders of a majority of the shares of Stock then outstanding. This amendment and restatement of the Plan shall be effective on August 5, 2011 (the “Restatement Effective Date”), subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the shares of Stock may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Grants may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no shares of Stock remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Restatement Effective Date. Grants outstanding upon termination of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

YOUR SHARES WILL BE VOTED FOR THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED:

NOMINEES:

☐ (01) Kaleil Isaza Tuzman
☐ (02) Gavin Campion
☐ (03) Robin Smyth
☐ (04) Daniel W. Hart
☐ (05) Lars Kroijer
☐ (06) Joseph E. Mullin III
☐ (07) Santo Politi
☐ (08) Wayne Walker
☐ (09) Christopher Williams

FOR all Nominees ☐

WITHHOLD AUTHORITY for all Nominees ☐

FOR all Nominees except (See instructions below) ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ■

2. INCREASE NUMBER OF AUTHORIZED COMMON SHARES. To amend the Company's certificate of incorporation to increase the number of authorized shares of common stock to 150,000,000 shares from 80,000,000 shares:

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** __________, **2011.**

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign name by authorized person.

▼ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▼

PROXY

KIT digital, Inc.

Proxy for 2011 Annual Meeting of Stockholders

October 21, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kaleil Isaza Tuzman and Robin Smyth, and either one of them, proxies of the undersigned, with power of substitution, to act for and to vote all shares of KIT digital common stock owned by the undersigned, upon the matters set forth in the Notice of Meeting and related Proxy Statement at the 2011 Annual Meeting of Stockholders of KIT digital, to be held at the offices of Greenberg Traurig Maher LLP, 200 Gray's Inn Road, 7th Floor, London WC1X 8HF, United Kingdom, at 10:00 a.m., local time, on Friday, October 21, 2011, and any adjournments thereof. The proxies, and either one of them, are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting, or adjournments thereof.

☐ **To change the address on your account, please check the box to the left and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.**

Address Change ______________________________________

____

____

(Continued, and to be marked, dated and signed, on the reverse side)